Exhibit 10.1

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE, made as of the 22 day of November, 2022 (this “Amendment”), by and between ESRT ONE GRAND CENTRAL PLACE, L.L.C., a Delaware limited liability company, having an office c/o ESRT Management, L.L.C., 111 West 33rd Street, New York, New York 10120 (“Landlord”), and ORCHESTRA BIOMED, INC., a Delaware corporation, having an office at One Grand Central Place, 60 East 42nd Street, New York, New York 10165 (“Tenant”).

W I T N E S S E T H:

WHEREAS, by Agreement of Lease, dated as of November 5, 2019, between Landlord, as landlord, and Tenant, as tenant (the “Original Lease”), as modified by that certain letter agreement, dated as of November 5, 2019, between Landlord and Tenant (the “Letter Agreement”, and, together with the Original Lease, collectively, the “Lease”), Landlord does demise and lease unto Tenant, and Tenant does hire and lease from Landlord, a portion of the rentable area located on the twenty-fourth (24th) floor of the building known as One Grand Central Place and by the street address of 60 East 42nd Street, New York, New York 10165 (the “Building”), designated as Suite 2430 and as more particularly described in the Lease (the “Existing Premises”), for a term expiring on April 30, 2028 (the “Fixed Expiration Date”) or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law; and

WHEREAS, Landlord requested that Tenant relocate from the Existing Premises to the New Premises (defined below) (the “Relocation Request”); and

WHEREAS, because the New Premises are not located on or above the eighteenth (18th) floor of the Building, Tenant has no obligation, pursuant to Article 43, to comply with the Relocation Request, but Tenant has nonetheless agreed to accommodate Landlord’s request on the terms set forth herein; and

WHEREAS, in connection with the Relocation Request, Landlord and Tenant desire that (x) Tenant surrender the Existing Premises to Landlord and Landlord accept the surrender thereof on the terms and conditions more particularly set forth herein, (y) Landlord let unto Tenant and Tenant hire and take from Landlord, a portion of the rentable area located on the fourteenth (14th) floor of the Building, designated as Suite 1420 and as more particularly shown hatched on the floor plan attached hereto as Exhibit “A” and made a part hereof (the “New Premises”), and (z) Landlord and Tenant otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

1.Recitals; Definitions. The recitals set forth above are true and correct and by this reference are incorporated herein in their entirety. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

2.Surrender of Existing Premises.

(A)No earlier than the New Premises Commencement Date (as hereinafter defined) and no later than the date which is fourteen (14) days after the New Premises Commencement Date (such date, the “Outside Surrender Date”; and the actual date of surrender in accordance herewith being referred to as the “Surrender Date”), Tenant shall vacate, quit and surrender to Landlord possession of the Existing

Premises, free of all liens, encumbrances, tenancies and occupancies created by, through, or under Tenant, in its then “as is” condition (it being agreed that all of the personal property of Tenant and Persons claiming by, through, or under Tenant, including, without limitation, movable fixtures, movable partitions, furniture, furnishings and decorations (collectively, “Tenant’s Property”), but excluding Tenant’s telecommunications and computer systems and equipment, shall be removed therefrom by Landlord at Landlord’s expense), as if the Surrender Date were the Fixed Expiration Date with respect to the Existing Premises only; it being agreed that, notwithstanding anything contained in the Lease to the contrary, Tenant shall have no obligation to restore the Existing Premises to the condition that existed on the Commencement Date, or to remove any Alterations or any Tenant’s Property from the Existing Premises, except Tenant’s telecommunications and computer systems and equipment, as set forth in Paragraph 3(C) below. With the intent and purpose that the term of the Lease with respect to the Existing Premises only be wholly merged and extinguished effective as of the Surrender Date, Tenant hereby gives, grants and surrenders all of its right, title and interest in, to and under the Lease with respect to the Existing Premises only to Landlord effective as of the Surrender Date. If possession of the Existing Premises is not surrendered to Landlord on or prior to the Outside Surrender Date, the provisions of Article 12 of the Lease shall be applicable to such holdover by Tenant. Nothing contained in this Paragraph 2(A) shall permit Tenant to retain possession of the Existing Premises beyond the Surrender Date (or sooner termination of the Term of the Lease pursuant to the terms thereof) or limit in any manner Landlord’s right to regain possession of the Existing Premises, through summary proceedings or otherwise. The provisions of this Paragraph 2(A) shall survive the surrender of the Existing Premises and the Surrender Date.

(B)Tenant covenants, represents and warrants to Landlord that (i) Tenant is the sole and present tenant under the Lease and Tenant has not assigned, conveyed, encumbered, pledged, sublet or otherwise transferred, in whole or in part, its interest in the Lease or the Existing Premises, nor shall Tenant do any of the foregoing prior to the Surrender Date, (ii) there are no persons or entities claiming by, through, or under Tenant, or who or which may claim under Tenant, any rights with respect to the Existing Premises, nor shall Tenant permit any such claim to arise prior to the Surrender Date, (iii) Tenant has the right, power and authority to execute and deliver this Amendment and to perform Tenant’s obligations hereunder, and (iv) this Amendment is a valid and binding obligation of Tenant enforceable against Tenant in accordance with the terms hereof. Landlord covenants, represents and warrants to Tenant that (x) Landlord has the right, power and authority to execute and deliver this Amendment and to perform Landlord’s obligations hereunder, and (y) this Amendment is a valid and binding obligation of Landlord enforceable against Landlord in accordance with the terms hereof. The foregoing covenants, representations and warranties shall survive the surrender of the Existing Premises and the Surrender Date.

(C)Subject to the terms of Paragraph 2(A) hereof, any and all provisions of the Lease which impose obligations on Tenant to pay Rental or any other amounts, fees or other costs or reimbursements with respect to the Existing Premises only, shall cease as of the Surrender Date; provided, however, that such payments shall be apportioned as of such date, and the obligation to pay any such amounts shall survive the surrender of the Existing Premises and the Surrender Date. Nothing contained herein shall be deemed to relieve Tenant from Tenant’s obligation to pay Rental with respect to the New Premises, including, without limitation, as set forth in Paragraph 4 hereof.

(D)Effective as of Surrender Date, Tenant hereby releases and relieves Landlord and its successors and assigns from and against any and all actions, causes of action, suits, controversies, damages, judgments, claims and demands whatsoever, at law or in equity, of every kind and nature whatsoever arising out of, or in connection with, the Existing Premises or the Lease with respect to the Existing Premises only. Tenant hereby acknowledges and agrees that, to the best of Tenant’s knowledge, Landlord is not in default, breach or an event of default in any respect under any terms of the Lease and no facts or circumstances exist that, with the passage of time or giving of notice or both, will or could constitute a default, event of default or breach by Landlord under the Lease.

(E)Landlord, on the Surrender Date, shall accept Tenant’s surrender of the Existing Premises and, effective as of the Surrender Date, except as otherwise set forth in this Paragraph 2(E) and in Paragraphs 2(A), 2(B), and 2(C) hereof, hereby releases and relieves Tenant and its respective successors and assigns from and against all actions, causes of action, suits, controversies, damages, judgments, claims, demands, obligations and liabilities whatsoever, at law or in equity, of every kind and nature whatsoever arising out of, or in connection with, the Existing Premises or the Lease with respect to the Existing Premises only. Notwithstanding the foregoing, neither Landlord nor Tenant shall be released from any covenant, representation or warranty contained in this Amendment and the Lease, which by the terms of this Amendment or the Lease is specifically stated to survive the Surrender Date, the surrender of the Existing Premises, or the expiration of the term of the Lease. Other than as expressly set forth in Paragraph 2(C) hereof, and except for any covenant, representation or warranty contained in this Amendment or the Lease, which by the terms of this Amendment or the Lease is specifically stated to survive the Surrender Date, the surrender of the Existing Premises, or the expiration of the term of the Lease, Tenant shall not have any obligations or liabilities whatsoever with respect to the Existing Premises (including, without limitation, for the payment of Fixed Annual Rent, Escalation Rent, Additional Rent, other Rental or other costs, expenses, fees, reimbursements, payments or amounts) from and after the Surrender Date. Landlord hereby acknowledges and agrees that, to the best of Landlord’s knowledge, Tenant is not in default, breach or an event of default in any respect under any terms of the Lease and no facts or circumstances exist that, with the passage of time or giving of notice or both, will or could constitute a default, event of default or breach by Tenant under the Lease.

(F)Landlord and Tenant, each upon request of the other party, at any time and from time to time hereafter and without further consideration, shall execute, acknowledge and deliver to the other any instruments or documents, or take such further action, as shall be reasonably requested or as may be necessary to more effectively assure the vacation, quitting and surrender of the Existing Premises and the full benefits intended to be created by this Amendment; provided, however, such instruments or documents shall not increase the obligations or liabilities, or decrease the rights or liabilities, of Tenant or Landlord beyond that provided for in the Lease, as amended hereby.

3.	New Premises.

(A)From and after the New Premises Commencement Date through and including the Fixed Expiration Date, or such earlier date upon which the term of the Lease, as modified hereby, may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law, Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the New Premises upon all of the same terms, covenants and conditions set forth in the Lease, except as modified and amended herein. Except as and to the extent otherwise provided herein, from and after the New Premises Commencement Date until the Surrender Date, all references in the Lease to the “Premises” shall be deemed to mean, collectively, the Existing Premises and the New Premises, and, from and after the Surrender Date, all references in the Lease to the “Premises” shall be deemed to mean the New Premises only, for all purposes of the Lease, as amended hereby.

(B)The “New Premises Commencement Date” shall mean the day after the date upon which all of the following have occurred: (i) the New Premises Work (as hereinafter defined) is Substantially Complete, (ii) Landlord shall complete, or be deemed to have completed, the Relocation (as hereinafter defined), and (iii) Landlord shall have tendered to Tenant vacant exclusive possession of the New Premises, which shall be in broom clean condition with all Building systems (including the distribution portions thereof and the A/C Equipment) providing service to the New Premises in good working order.

(C)Landlord, at Landlord’s expense, shall physically relocate such of Tenant’s movable furniture and other personal property (other than Tenant’s telecommunications and computer systems and equipment) as is identified by Tenant for relocation from the Existing Premises to the New Premises (the “Relocation”). Tenant shall assist Landlord, at no out-of-pocket expense to Tenant, with facilitating, cooperating, and coordinating the Relocation. In the event that Landlord is delayed in the completion of the Relocation as a result of Tenant’s failure to reasonably cooperate and coordinate with Landlord in the performance of the same or by reason of any other act or wrongful omission of Tenant or any Person acting by, through, or under Tenant, for purposes of determining the New Premises Commencement Date, the Relocation shall be deemed to have been completed on the date that the Relocation would have been completed but for such failure, act, or wrongful omission of Tenant or any Person acting by, through, or under Tenant, as reasonably determined by Landlord. In addition, Tenant, at Tenant’s expense, shall remove Tenant’s telecommunications and computer systems and equipment from the Existing Premises and re-install such systems in the New Premises, which work shall be coordinated with Landlord so as to be completed no later than the Surrender Date.

(D)Tenant waives any right to rescind this Amendment under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord’s failure for any reason to deliver possession of the New Premises to Tenant by any date certain. The provisions of this Paragraph are intended to constitute an “express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law. If Tenant takes possession of the New Premises, or otherwise enters therein, for any reason prior to the New Premises Commencement Date, all of the terms, covenants and conditions of the Lease (as amended hereby) shall be applicable to such possession or entry (specifically, including without limitation, the provisions of Article 21 of the Lease); it being expressly understood that Tenant may only do so with Landlord’s prior written approval (which may be granted or withheld in Landlord’s sole discretion) and that the foregoing shall not be construed to permit Tenant to access or otherwise take possession of the New Premises prior to the New Premises Commencement Date without first obtaining such approval.

(E)Landlord hereby agrees to waive its customary charges in connection with Tenant’s after-hours use of the freight elevator service for Tenant’s initial move into the New Premises, but not in excess of twenty (20) hours in the aggregate, which freight elevator use shall be scheduled on such days and during such hours (in no less than four (4) hour blocks of time) as are scheduled in advance with, and reasonably approved by, Landlord. Tenant expressly acknowledges and agrees that any portion of such hours allotted to Tenant for free after-hours freight elevator service which are remaining after Tenant’s completion of Tenant’s initial move to the New Premises shall be deemed forfeited and that in no event shall any such hours be applied to Tenant’s use of the freight elevator service in connection with the ordinary conduct of Tenant’s business. Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for any charges for the use of the freight elevators by Landlord in connection with the Relocation and no such use by Landlord shall be offset against the twenty (20) hours of free after-hours use of the freight elevator service described in this Paragraph 3(E).

4.Modification of Lease: New Premises. From and after the New Premises Commencement Date, the Lease with respect to the New Premises only shall be deemed modified and amended as follows:

(A)Fixed Annual Rent. Tenant shall pay Fixed Annual Rent pursuant to Section 2.B of the Lease, which Fixed Annual Rent, with respect to the New Premises only, shall be an amount equal to:

(i)Three Hundred Thirty-Nine Thousand Two Hundred Nine and 64/100 Dollars ($339,209.64) per annum, for the period commencing on the New Premises Rent Commencement Date and ending on the day immediately preceding the date which is the second (2nd) anniversary of the New Premises Rent Commencement Date, payable in advance, in equal monthly installments of Twenty-Eight Thousand Two Hundred Sixty-Seven and 47/100 Dollars ($28,267.47) per month, at the times and in the manner provided in the Lease; it being understood and agreed, that if no monetary Default has occurred that is then continuing, the Fixed Annual Rent for the period commencing on the New Premises Commencement Date and ending on the day immediately preceding the New Premises Rent Commencement Date shall be abated; it being expressly acknowledged and agreed however, that Tenant shall continue to be responsible for paying all other Rental (specifically including, without limitation, any and all charges for electricity) without any credit, set off, deduction or reduction during the aforesaid period; and

(ii)Four Hundred Seventy-Five Thousand Eight Hundred Sixty-One and 00/100 Dollars ($475,861.00) per annum, for the period commencing on the second (2nd) anniversary of the New Premises Rent Commencement Date and ending on the Fixed Expiration Date, payable in advance, in equal monthly installments of Thirty-Nine Thousand Six Hundred Fifty-Five and 08/100 Dollars ($39,655.08) per month, at the times and in the manner provided in the Lease.

As used herein, the term “New Premises Rent Commencement Date” shall mean the Surrender Date. Should the New Premises Rent Commencement Date or the second (2nd) anniversary of the New Premises Rent Commencement Date occur on any day other than the first day of a calendar month, then the Fixed Annual Rent payable for the calendar month during which such date occurs shall be adjusted appropriately on a per diem basis.

(B)Operating Expense Escalations. From and after the New Premises Commencement Date, Tenant shall continue to pay to Landlord, as Additional Rent with respect to the New Premises, operating expense escalations in accordance with Section 2.C of the Lease, which Section 2.C., with respect to the New Premises only, shall be deemed modified as follows:

(i)The term “Base Expense Year” (as such term is defined in Section 2.C.(ii)(b) of the Lease), for the determination of operating expense escalation with respect to the New Premises only, shall mean the 2023 calendar year.

(ii)The term “Comparative Year” (as such term is defined in Section 2.C.(ii)(d) of the Lease), for the determination of operating expense escalation with respect to the New Premises only, shall mean each calendar year commencing on or after January 1, 2024 during which occurs any part of the Term.

(iii)The term “Tenant’s Expense Share” (as such term is defined in Section 2.C.(ii)(h) of the Lease), for the determination of operating expense escalation with respect to the New Premises only, shall mean sixty-two hundredths percent (0.62%).

(iv)Notwithstanding anything contained herein or in the Lease to the contrary, Landlord hereby agrees that Tenant shall have no obligation to make any payments of Escalation Rent pursuant to Section 2.C of the Lease during the period from the New Premises Commencement Date through and including the date immediately preceding the first anniversary of the New Premises Commencement Date.

(C)Tax Escalation. From and after the New Premises Commencement Date, Tenant shall continue to pay to Landlord, as Additional Rent with respect to the New Premises, real estate tax escalations in accordance with Section 2.D of the Lease, as modified, the terms of which shall be deemed further modified as follows:

(i)The term “Base Tax Year” (as such term is defined in Section 2.D.(i)(b) of the Lease), for the determination of real estate tax escalation with respect to the New Premises only, shall mean the second (2nd) half of the Tax Year commencing on July 1, 2022 and ending on June 30, 2023 and the first (1st) half of the Tax Year commencing on July 1, 2023 and ending on June 30, 2024 (i.e., calendar year 2023).

(ii)The term “Comparative Tax Year” (as such term is defined in Section 2.D.(i)(c) of the Lease), for the determination of real estate tax escalation with respect to the New Premises only, shall mean the second (2nd) half of the Tax Year commencing on July 1, 2023 and ending on June 30, 2024 and the first (1st) half of the Tax Year commencing on July 1, 2024 and ending on June 30, 2025 (i.e., calendar year 2024), and each subsequent calendar year thereafter.

(iii)The term “Tenant’s Tax Share” (as such term is defined in Section 2.D.(i)(i) of the Lease), for the determination of real estate tax escalation with respect to the New Premises only, shall mean fifty-nine hundredths percent (0.59%).

(v)Notwithstanding anything contained herein or in the Lease to the contrary, Landlord hereby agrees that Tenant shall have no obligation to make any payments of Escalation Rent pursuant to Section 2.D of the Lease during the period from the New Premises Commencement Date through and including the date immediately preceding the first anniversary of the New Premises Commencement Date.

(D)Rentable Square Feet. For all purposes of the Lease (as amended hereby), the parties agree that the rentable square foot area of the New Premises shall be deemed to be seven thousand eight hundred one (7,801) rentable square feet; accordingly, with respect to the New Premises, all references in the Lease to the term “five thousand one hundred seventy-six (5,176) rentable square feet” shall be deemed deleted and the term “seven thousand eight hundred one (7,801) rentable square feet” substituted in its place and stead.

(E)Electricity - Submetered. Landlord shall furnish electricity to the New Premises on a submetering basis, subject to and in accordance with the provisions of Article 3 of the Lease. Notwithstanding the foregoing, if the submeter or submeters to measure Tenant’s KW and KWH in the New Premises has not or have not been not been installed, connected and/or is not or are not yet functioning by the New Premises Commencement Date, Tenant shall pay, for the distribution of electric power and use of Landlord’s facilities to provide electrical power to the New Premises, a charge equal to the amount that results from (a) multiplying One and 50/100 Dollars ($1.50) by the number of rentable square feet within the New Premises, (b) dividing such result by 365 and (c) multiplying the result of (b) by the number of days until the date on which the appropriate submeter(s) are installed, connected and functioning; provided, however, that if Landlord is unable to connect the applicable submeter or submeters as a result of the obstruction of, or interference by, Tenant or Persons acting by, through, under, or on behalf of Tenant, and such obstruction or interference continues for five (5) Business Days following notice thereof, then, without limiting Landlord’s other remedies under the Lease, the aforesaid amount of One and 50/100 Dollars ($1.50) shall be increased to Three and 25/100 Dollars ($3.25) from the expiration of such five (5) Business Day period until either the submeters are installed, connected, and functioning or such obstruction or interference ceases. Notwithstanding anything to the contrary contained in this Section 4(E) or in Article 3 of the Lease, as of the New Premises Commencement Date, a submeter or submeters measuring Tenant’s demand for and consumption of electricity in Suite 1420 shall be installed, connected and functioning, and such submeter(s) shall exclusively measure Tenant’s demand for and consumption of electricity in the New Premises.

5.	Condition of Premises.

(A)Tenant acknowledges that Landlord has made no representations to Tenant with respect to the condition of the Existing Premises. Notwithstanding anything to the contrary contained in this Amendment, Landlord shall have no obligation to perform any work, provide any work allowance or rent credit, alter, improve, decorate, or otherwise prepare the Existing Premises for Tenant’s continued occupancy.

(B)Tenant represents that it has made a thorough inspection of the New Premises and, subject to the provisions of Paragraph 5(C) hereof, agrees to take the New Premises in its “as-is” condition existing on the New Premises Commencement Date. Tenant further acknowledges and agrees that notwithstanding anything to the contrary contained in the Lease, as amended hereby, Landlord has made no representations with respect to the New Premises and Landlord shall have no obligation to perform any work, alter, improve, decorate, or otherwise prepare the New Premises for Tenant’s occupancy as a condition to the occurrence of the New Premises Commencement Date (other than Landlord’s New Premises Work) or to provide any work allowance or rent credit (other than as expressly set forth in Paragraph 4(A) hereof).

(C)Landlord shall, at its sole cost and expense and without cost to Tenant (subject to the provisions of Paragraph 5.(D) hereof), perform the following work to the New Premises for Tenant’s occupancy thereof (collectively, “Landlord’s New Premises Work”), all of which shall be performed using materials and finishes consistent with those described in the work letter attached hereto and made a part hereof as Exhibit “C” (the “Work Letter”) and otherwise reasonably comparable or superior in design, finish, color, quality and price to the materials and finishes utilized in the Existing Premises (such materials and finishes are hereinafter referred to as the “Building Standard Installations”): (i) modify the layout of the New Premises substantially in accordance with the plan attached hereto and made a part hereof as Exhibit “B” (the “Final Space Plan”), (ii) install three (3) television mounts and power locations (with wall blocking and a television-height outlet in the wall for each); and (iii) install floor trenching to provide power and data connectivity for Tenant’s conference room table. Tenant hereby approves the Final Space Plan, the Work Letter, and the use of Building Standard Installations and acknowledges and agrees that the Final Space Plan and the Work Letter are final and Tenant shall not have the right to make any changes thereto from and after the date hereof. Notwithstanding the foregoing, Tenant shall have the right, within ten (10) Business Days following the date on which this Amendment is mutually executed and delivered, to request that Landlord, at Tenant’s cost and expense, install additional television mounts within the New Premises during the performance of Landlord’s New Premises Work in locations designated by Tenant and approved by Landlord (which approval shall not be unreasonably withheld), and, provided that Tenant timely make such request and pays Landlord the cost thereof (determined in accordance with Landlord’s standard bidding procedure) within no more than five (5) Business Days following Landlord’s demand therefor, Landlord shall install such additional television mounts in the New Premises during the performance of Landlord’s New Premises Work. If any other changes to the Final Space Plan or use of other than Building Standard Installations or any other changes to Landlord’s New Premises Work are hereafter requested by Tenant and approved by Landlord, Tenant shall be responsible for reimbursing Landlord, as Additional Rent, for any increased costs incurred by Landlord in connection with Landlord’s New Premises Work as a result thereof.

(D)

(i)Notwithstanding anything contained in this Amendment to the contrary, Tenant shall pay for the cost of any and all items of Tenant Extra Work (as hereinafter defined) subject to and in accordance with the provisions of this Paragraph 5.(D). For purposes hereof, the term “Tenant Extra Work” shall mean collectively, (i) any portion of Landlord’s New Premises Work that is described in the Work

Letter under the section thereof titled “Tenant Alternate” and/or any other portion of Landlord’s New Premises Work as is appropriately described or denoted on any architectural or engineering plans or drawings derived from the Work Letter or the Final Space Plan (including, without limitation, the “Note” and “Legends” sections of such plans) as “Alternate Pricing”, “Alt. Pricing” or similar language denoting any alternatives to be paid for by Tenant, (ii) any additional television mounts requested by Tenant pursuant to the penultimate sentence of Paragraph 5.(C) hereof, and/or (iii) any other additional installations that exceed the scope of Landlord’s New Premises Work. The cost for performing any Tenant Extra Work shall be determined in accordance with Landlord’s standard bidding procedure. Notwithstanding the foregoing to the contrary, Landlord shall have the right to let the construction contract to the lowest responsible qualified bidder without taking into account the cost of any items of Tenant Extra Work (with the understanding that Landlord shall have the right to exercise Landlord’s reasonable business judgment in selecting the form of contractual arrangement for the construction contract).

(ii)Landlord shall notify Tenant (which notice, notwithstanding anything in the Lease to the contrary, shall be deemed effectively given if sent by email to Silas Newcomb at snewcomb@orchestrabiomed.com) after Landlord’s bidding procedure is completed of the estimated price for each item of Tenant Extra Work. On or prior to the date that is ten (10) business days after Landlord gives Tenant notice of such estimated price (the “Tenant Extra Estimate”), Tenant shall pay Landlord the Tenant Extra Estimate for such Tenant Extra Work (such payment received by Landlord, the “Tenant Extra Work Estimate Payment”; it being understood and agreed that (x) if Tenant fails to pay the Tenant Extra Estimate within the aforesaid ten (10) business day period, or (y) if Tenant notifies Landlord not to perform such item of Tenant Extra Work, then, in either event, (i) Landlord shall have the right (but not the obligation) to substitute a Building Standard Installation for such item of Tenant Extra Work if the same is capable of being so substituted and if Landlord is unable or unwilling to substitute a Building Standard Installation for such item of Tenant Extra Work, then such item shall be excluded from Landlord’s New Premises Work and Landlord shall have no obligation to perform the same, and (ii) Tenant shall reimburse Landlord for any and all soft costs that may have been actually incurred by Landlord in connection with such item(s) of Tenant Extra Work within ten (10) business days following receipt of Landlord’s invoice therefor (including, without limitation, any softs costs incurred for items of Tenant Extra Work which Tenant elected for Landlord not to perform or with respect to which Tenant failed to respond as contemplated herein, as the case may be). In the event that any item of Tenant Extra Work creates a field condition that requires a change to Landlord’s New Premises Work resulting in an increase of the cost of Landlord’s New Premises Work, Landlord shall have the right before proceeding with such change to require Tenant (a) to agree in writing to pay such increase in cost within three (3) business days from the date of Landlord’s request (which request may be verbal) for Tenant’s agreement and (b) to pay such increase within ten (10) business days of Landlord’s invoice therefor, which invoice may be based upon a reasonable estimate thereof. If Tenant shall fail or refuse to so agree to and/or pay for such increase then Landlord shall have the right (but not the obligation) to either refuse to perform such Tenant Extra Work, and continue the performance of Landlord’s New Premises Work without making the changes thereto contemplated by such Tenant Extra Work or to revise the scope of Landlord’s New Premises Work so as not to require a change resulting from a field condition (it being understood that Tenant shall reimburse Landlord for any and all costs (including soft costs) that may have been actually incurred by Landlord in connection with or as a result of such item(s) of Tenant Extra Work within ten (10) business days following receipt of Landlord’s invoice therefor). Landlord shall give to Tenant, within sixty (60) days after the date that Landlord Substantially Completes Landlord’s New Premises Work, a notice that sets forth the actual hard and soft costs incurred by or on behalf of Landlord in performing all items of Tenant Extra Work, if any (the “Actual Tenant Extra Work Cost”) (such notice being referred to herein as the “Final Cost Notice”). Tenant shall pay to Landlord, within ten (10) business days after the date that Landlord gives the Final Cost Notice to Tenant, an amount equal to the excess (if any) of (I) the Actual Tenant Extra Work Cost, as reflected in the Final Cost Notice, over (II) the Tenant Extra Work Estimate Payment (if any). Landlord shall pay to Tenant, within thirty (30) days after the date that Landlord gives the Final Cost Notice to

Tenant, an amount equal to the excess (if any) (I) the Tenant Extra Work Estimate Payment, over (II) the Actual Tenant Extra Work Cost, as reflected in the Final Cost Notice.

6.Security Deposit. Landlord and Tenant agree that Landlord shall continue to hold the security deposit (pursuant to Article 32 of the Lease) in the amount of Three Hundred Thirty-Six Thousand Four Hundred Forty and 00/100 Dollars ($336,440.00), in the form of an unconditional irrevocable Letter of Credit as security for the performance by Tenant of the terms of the Lease, as modified hereby, in accordance the provisions of Article 32 of the Lease.

7.	Change of Location.

(A)Following the New Premises Commencement Date, Landlord shall continue to have the right to relocate Tenant to Substitute Space pursuant to, and in accordance with, the provisions, terms, and conditions of Article 43 of the Lease; provided, however, following the New Premises Commencement Date, Article 43 of the Lease shall be deemed amended to provide that (i) Landlord shall only have the right to exercise its rights under Article 43 one (1) time during the period between the New Premises Commencement Date and the Fixed Expiration Date, and (ii) in no event shall Landlord have the right to relocate Tenant pursuant to Article 43 of the Lease on or by a Relocation Effective Date that is any earlier than the date that is twenty-four (24) months following the New Premises Commencement Date.

(B)Notwithstanding anything in the Lease to the contrary, including, without limitation, Article 43 thereof, the provisions of Article 43 of the Lease shall not be applicable to the relocation from the Existing Premises to the New Premises. Without limiting the generality of the foregoing, except as expressly provided in this Amendment, Landlord shall have no obligation to reimburse Tenant for the costs incurred by Tenant in physically relocating from the Existing Premises to the New Premises, removing Tenant’s telecommunications and computer systems from the Existing Premises and reinstalling such systems in the New Premises, or replacing any business stationary or business cards utilized by Tenant which lists the Existing Premises as Tenant’s address.

8.Brokerage.

(A)Tenant represents and warrants to Landlord that it has not dealt with any broker, finder or like agent in connection with this Amendment. Tenant does hereby indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker, finder or like agent who shall claim to have dealt with Tenant in connection herewith.

(B)Landlord represents and warrants to Tenant that it has not dealt with any broker, finder or like agent in connection with this Amendment, other than Newmark & Company Real Estate, Inc. (“Landlord’s Agent”). Landlord does hereby indemnify and hold Tenant harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Tenant by reason of any claim of or liability to any broker, finder or like agent, including Landlord’s Agent, who shall claim to have dealt with Landlord in connection herewith.

(C)The provisions of this Paragraph 8 shall survive the expiration or termination of the Lease, as amended by this Amendment.

9.Design Guidelines. The current Design Guidelines are annexed to this Amendment as Exhibit “D” and made a part hereof and are hereby deemed substituted for the Design Guidelines attached to the Lease as Exhibit C, and Tenant hereby acknowledges and agrees that any Alterations made after the date hereof shall be performed in accordance with the Design Guidelines attached hereto, as the same may be amended from time to time.

10.Authorization. Tenant represents and warrants to Landlord that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Tenant has been duly authorized to do so, and that no other action or approval is required with respect to this transaction. Landlord represents and warrants to Tenant that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Landlord has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

11.Full Force and Effect of Lease. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

12.Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall control.

13.Enforceability. This Amendment shall not be binding upon or enforceable against either Landlord or Tenant unless, and until, Landlord and Tenant, each in its sole discretion, shall have executed and unconditionally delivered to the other an executed counterpart of this Amendment.

14.Invalidity. If any of the provisions of the Lease, as amended hereby, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of the Lease, as amended hereby, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of the Lease, as amended hereby, shall be valid and enforceable to the fullest extent permitted by law.

15.Binding Effect. The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors, and (except as otherwise provided in the Lease, as hereby supplemented) their respective assigns.

16.Captions. The captions herein are inserted only for convenience and are in no way to be construed as a part of this Amendment or as a limitation of the scope of any provision of this Amendment.

17.Counterparts. This Amendment may be executed in one or more counterparts each of which when taken together shall constitute but one original. Execution of this Amendment, or any counterpart thereof, by means of an electronic signature shall be legally binding and shall have the same full force and effect as if this Amendment, or any such counterpart thereof, had been executed manually. Delivery of an executed counterpart of this Amendment by electronic transmission in a Portable Document Format (“PDF”) or other digital format acceptable to Landlord shall be equally effective as manual delivery of an executed counterpart of this Amendment, and each such counterpart, whether delivered manually, or by PDF or such other digital format shall be deemed an original.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Lease as of the date first above written.

LANDLORD:

ESRT ONE GRAND CENTRAL PLACE, L.L.C.

By: ESRT One Grand Central Place Parent, L.L.C., as its sole member

By: ESRT One Grand Central Place G-Parent, L.L.C., as its sole member

By: Empire State Realty OP, L.P., as its sole member

By: Empire State Realty Trust, Inc., as its general partner

By:	/s/ Ryan O. Kass
	Name:	Ryan O. Kass
	Title:	Authorized Signatory

TENANT:

ORCHESTRA BIOMED, INC.

By:	/s/ David Hochman
	Name:	David Hochman
	Title:	CEO